                                                                  EXECUTION COPY


                             AMENDED AND RESTATED

                      PURCHASE AND CONTRIBUTION AGREEMENT

                           DATED AS OF MARCH 31, 2000

                                      BETWEEN

                            HPSC BRAVO FUNDING CORP.,

                                  AS THE BUYER

                                      AND

                                   HPSC, INC.,

                          AS THE SELLER AND AS SERVICER

                                TABLE OF CONTENTS


                                                                                                                Page
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
ARTICLE I  DEFINITIONS............................................................................................1

     SECTION 1.01.  Certain Defined Terms.........................................................................1
     SECTION 1.02.  Other Terms...................................................................................1
     SECTION 1.03.  Computation of Time Periods...................................................................1

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES....................................................................2

     SECTION 2.01.  Agreement to Sell and Contribute..............................................................2
     SECTION 2.02.  Purchases from the Seller.....................................................................2
     SECTION 2.03.  Servicing of Contracts and Equipment..........................................................3
     SECTION 2.04.  Transfer of Records...........................................................................3
     SECTION 2.05.  Collections; Deemed Collections...............................................................4
     SECTION 2.06.  Payments and Computations, Etc................................................................5
     SECTION 2.07.  Perfection of Liens; Further Assurances.......................................................5

ARTICLE III  CONDITIONS OF PURCHASES..............................................................................6

     SECTION 3.01.  Conditions Precedent to Initial Purchase......................................................6
     SECTION 3.02.  Conditions Precedent to All Purchases.........................................................6
     SECTION 3.03.  Effect of Payment of Purchase Price...........................................................7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................................7

     SECTION 4.01.  Representations and Warranties of the Seller..................................................7

ARTICLE V  GENERAL COVENANTS OF THE SELLER.......................................................................13

     SECTION 5.01.  Affirmative Covenants of the Seller..........................................................13
     SECTION 5.02.  Reporting Requirements of the Seller.........................................................16
     SECTION 5.03.  Negative Covenants of the Seller.............................................................17
     SECTION 5.04.  Financial Covenants of the Seller............................................................19

ARTICLE VI  ADMINISTRATION AND COLLECTION........................................................................21

     SECTION 6.01.  Designation of Servicer......................................................................21
     SECTION 6.02.  Duties of the Servicer.......................................................................22
     SECTION 6.03.  Rights of the Buyer..........................................................................24
     SECTION 6.04.  Further Action Evidencing Transfers..........................................................25
     SECTION 6.05.  Responsibilities of the Seller...............................................................25
     SECTION 6.06.  Administration of Collections by Servicer....................................................25
     SECTION 6.07.  Application of Collections...................................................................26


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
     SECTION 6.08.  Servicing Fee................................................................................26
     SECTION 6.09.  Resignation; Successor Servicer..............................................................26

ARTICLE VII  EVENTS OF TERMINATION...............................................................................27

     SECTION 7.01.  Events of Termination........................................................................27

ARTICLE VIII  INDEMNIFICATION....................................................................................29

     SECTION 8.01.  Indemnities by the Seller....................................................................29

ARTICLE IX  MISCELLANEOUS........................................................................................31

     SECTION 9.01.  Amendments, Etc..............................................................................31
     SECTION 9.02.  Notices, Etc.................................................................................31
     SECTION 9.03.  No Waiver; Remedies..........................................................................31
     SECTION 9.04.  Binding Effect; Assignability................................................................32
     SECTION 9.05.  GOVERNING LAW; WAIVER OF JURY TRIAL..........................................................32
     SECTION 9.06.  Costs, Expenses and Taxes....................................................................33
     SECTION 9.07.  Execution in Counterparts; Severability......................................................33
     SECTION 9.08.  Reference to and Effect on Prior PCA.........................................................34


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                                LIST OF EXHIBITS



EXHIBIT A       List of Contracts

EXHIBIT B       Form of Notice of Assignment

EXHIBIT C       Form of Settlement Report

EXHIBIT D       Description of Credit and Collection Policy

EXHIBIT E       Form of Opinion(s) of Counsel for Seller

EXHIBIT F       List of Offices of Seller where Records Are Kept

EXHIBIT G       Form of Lock-Box Agreement

EXHIBIT H       List of Lock-Box Banks

EXHIBIT I       Trade Names and Assumed Names

EXHIBIT J       List of Computer Software

EXHIBIT K-1     Form of Lease

EXHIBIT K-2     Form of Finance Agreement

EXHIBIT K-3     Form of Leasehold Improvement Note

EXHIBIT K-4     Form of Practice Finance Loan and Practice Finance Loan
                Underwriting Criteria

EXHIBIT K-5     Forms of Related Contract Documents

                              AMENDED AND RESTATED

                       PURCHASE AND CONTRIBUTION AGREEMENT

                           DATED AS OF MARCH 31, 2000

          HPSC BRAVO FUNDING CORP., a Delaware corporation (the "Buyer"), and HPSC, INC., a Delaware corporation, (the "Seller") agree as follows:

          PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in the "Definitions List" (as defined in Article I of this Agreement).

          (2) The Seller and the Buyer are parties to that certain Purchase and Contribution Agreement, dated as of January 31, 1995 (as amended, the "Prior PCA").

          (3) The Seller and the Buyer have agreed to amend and restate the Prior PCA in its entirety as follows:

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I
                                   DEFINITIONS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, capitalized terms used herein shall, unless otherwise defined herein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Agreement (the "DEFINITIONS LIST"), the terms of which are incorporated herein by reference (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any reference in the Facility Documents to a note, instrument, or other agreement substantially in the form of Exhibit K-1, K-2, K-3, or K-4 to this Agreement, as applicable, shall mean and be a reference to a note, instrument or other agreement in substantially one of the forms included in such Exhibit.

          (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to Sections, subsections, Schedules and Exhibits of this Agreement unless otherwise specified.

          SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.01. AGREEMENT TO SELL AND CONTRIBUTE. On the terms and conditions hereinafter set forth, the Seller hereby agrees, from time to time until the Termination Date, to sell in part and to contribute in part to the Buyer, and the Buyer hereby agrees, from time to time until the Termination Date, to purchase and acquire from the Seller, all of the Seller's right, title and interest in, to and under the Receivables, the Contracts, all Equipment, all Related Security with respect to the foregoing, and all Collections and other proceeds of the foregoing. Except as provided in the immediately succeeding sentence, nothing contained in this Agreement is intended to, nor shall it be deemed to, constitute a commitment on the part of the Seller or on the part of the Buyer to consummate any Purchase hereunder, it being understood that all such Purchases shall be made at the discretion of each such party but otherwise subject to the terms and conditions set forth herein. Notwithstanding the foregoing, the Buyer agrees, subject to the satisfaction of the conditions set forth in SECTION 3.02, to consummate any Purchase requested by the Seller pursuant to SECTION 2.02(b) for which the notice of purchase specifies that the entire Purchase Price shall be paid as a contribution to the Buyer's capital and not in cash. Nothing contained in this Agreement is intended to, nor shall it be deemed to, constitute an assumption by the Buyer of any obligation under any Contract, all of which obligations shall be retained by the Seller, and the Seller hereby agrees to perform all such obligations.

          (a) It is the intent of the Seller and the Buyer that the transfer by the Seller to the Buyer of the Transferred Assets constitute a sale, in part, and a contribution to capital, in part, which sales and contributions are absolute and irrevocable, without recourse except as otherwise provided in this Agreement, and will provide the Buyer with full ownership of the Transferred Assets. Each of Seller and the Buyer hereby agrees to treat such transfer as a sale and a contribution for tax, reporting and accounting purposes (except to the extent that such transfer is not recognized due to the reporting of taxes on a consolidated basis where applicable and the application of consolidated financial reporting principles under GAAP). The Seller agrees to respond to any inquiries with respect to the transfer hereunder by confirming the sale and contribution of the Receivables, Contracts and the Equipment to the Buyer, and to note on its financial statements that such Receivables, Contracts and Equipment have been sold and/or contributed to the Buyer.

          SECTION 2.02. PURCHASES FROM THE SELLER. On the Closing Date, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, all of the Transferred Assets arising under or in connection with the Contracts described on EXHIBIT A hereto in consideration of which the Buyer will pay to the Seller $8,000.000 in cash. The remaining portion of such Transferred Assets shall be a contribution to the capital of the Buyer in return for 999 shares of the capital stock of the Buyer.


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

          (a) Each Purchase subsequent to the Closing Date shall be made on a Settlement Date upon not less than three Business Days' prior written notice to the Buyer requesting such Purchase, which notice shall contain a supplemental EXHIBIT A hereto setting forth a list of the Contracts to be transferred to the Buyer on such Settlement Date. Each such notice of a proposed Purchase shall accompany a Settlement Report and shall specify that portion of the Purchase Price which is payable in cash for the Transferred Assets to be transferred. Such notice shall be accompanied by a certification from the Seller that, after giving effect to the Purchase proposed in such notice, the conditions set forth in SECTION 3.02 hereto shall have been satisfied. The purchase price (the "PURCHASE PRICE") for the new Transferred Assets included in any Purchase shall be agreed to in writing by the Buyer and the Seller on or before the applicable Settlement Date and shall be an amount not less than 95% nor more than 100% TIMES the aggregate Discounted Receivables Balance of the Receivables included in such Purchase.

          (b) Except as otherwise provided below in this SECTION 2.02, the Purchase Price for the Transferred Assets sold by the Seller under this Agreement shall be payable in full in cash by the Buyer, in each case on the date of each such Purchase, except that the Buyer may, with respect to any Purchase, offset against such Purchase Price any amounts owed by the Seller to the Buyer hereunder and which remain unpaid. On the date of each Purchase, the Buyer shall, upon satisfaction of the applicable conditions set forth in ARTICLE III, make available to the Seller the portion of the Purchase Price payable in cash referred to above in same day funds.

          (c) If, on any Settlement Date, the Buyer has insufficient funds to pay in full the Purchase Price owed on such day, then the Buyer shall so notify the Seller prior to consummating such Purchase and the Seller shall, by accepting the cash proceeds tendered by the Buyer, be deemed to have contributed to the capital of the Buyer Transferred Assets having a Purchase Price equal to the otherwise unpaid portion of the total Purchase Price otherwise owed on such day.

          (d) Promptly after each Purchase hereunder (including the initial Purchase), the Seller will send to each Obligor under the Contracts included in such Purchase, with the next invoice sent to such Obligor, a Notice of Assignment, substantially in the form attached hereto as EXHIBIT B, which shall, inter alia, advise such Obligor of the absolute transfer by the Seller to the Buyer of that Obligor's Contract, including the Receivables due thereunder, and any related Equipment.

          SECTION 2.03. SERVICING OF CONTRACTS AND EQUIPMENT. In connection with the contribution, assignment, transfer, sale and conveyance of the Transferred Assets to the Buyer, the Seller hereby agrees to service the Contracts and Equipment for the benefit of the Buyer and its successors and assigns in accordance with the terms and provisions of ARTICLE VI hereof.

          SECTION 2.04. TRANSFER OF RECORDS. (a) The transfer of Transferred Assets hereunder shall include the transfer to the Buyer of all of the Seller's right and title to and interest in the Records relating to such Transferred Assets, which transfer shall be effected automatically

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on the Purchase Date for such Transferred Assets without any further documentation. In connection with such transfer, the Seller hereby grants to the Buyer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables and the Contracts, to the extent necessary to administer the Transferred Assets, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, such use to be subject to the terms and conditions of any such license agreements with third parties where applicable. The license granted hereby shall be irrevocable, and shall terminate on the date on which the aggregate Receivables Balance shall have been reduced to zero.

          (b) The Seller shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns have (i) an enforceable ownership interest in the Records relating to the Transferred Assets and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Transferred Assets and/or to recreate such Records, such use to be subject to the terms and conditions of any license agreements with third parties pursuant to which the Seller has the right to use the applicable computer software.

          SECTION 2.05. COLLECTIONS; DEEMED COLLECTIONS. (a) Any Collections of Receivables received (or deemed to have been received) by the Seller shall be remitted directly to the Buyer by depositing such Collections in the Lock-box Account within one Business Day of Seller's receipt.

(b) If on any day the Outstanding Balance of any Receivable is either (i) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any cash discount or any other adjustment made or performed by the Seller or any other Person (including, without limitation, those described in the definition of "DILUTION FACTORS"), or (ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in the first sentence of SECTION 4.01(h) is no longer true with respect to a Receivable or if the Seller has breached its obligations under SECTION 5.01(j), then the Seller shall be deemed to have received on such day a Collection of such Receivable:
(x) if such representation, warranty or covenant relates to the non-existence of any Adverse Claims, the Seller shall be deemed to have received a Collection of such Receivable in the dollar amount of the Adverse Claims attaching thereto and
(y) if such representation or warranty relates to the validity or perfection of the transfer of such Receivable under this Agreement or the perfection of the Buyer's security interest in any Equipment as against the Obligor thereunder, then the Seller be deemed to have received a Collection of such Receivable in an amount equal to the Outstanding Balance thereof. To the extent that any such deemed Collection reduces the Outstanding Balance of such Receivable to zero, then, upon the Seller's payment to the Buyer of such deemed Collection, the Buyer shall re-assign to the Seller all of its right, title and interest in and to the relevant

Receivable, the Contract under which such Receivable arose and the Related Security relating thereto. Prior to the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), the Seller shall prepare and forward to the Buyer, a Settlement Report as of the close of business of the Seller on the last day of the immediately preceding month, in substantially the form set forth in EXHIBIT C.

          (c) Although the Seller and the Buyer agree that the Seller (except in its capacity as Servicer pursuant to SECTION 6.02(a)), shall have no right to so terminate, reject or not assume a Contract, if the Seller in its capacity as Servicer (or its successor in interest, including a trustee appointed under the Bankruptcy Code) terminates, rejects or does not assume a Contract, in whole or in part, prior to the expiration of the original term of such Contract, whether such rejection, termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), then (i) the Seller shall be deemed to have received Collections with respect to Receivables arising under such Contract in an amount equal to (A) in the event of a prepayment or termination consented to by the Seller at the Obligor's request, the excess, if any, of the Termination Amount over all amounts paid by the Obligor on account of such termination or (B) in the event of any other rejection or non-assumption, the amount, of the Outstanding Balance thereof that has not been, or may not be paid as a result of such rejection, termination or non-assumption. Upon the Seller's payment of any such deemed Collections described in this SECTION 2.05(c), the Buyer shall re-assign to the Seller all of its right, title and interest in and to the relevant Receivable or Receivables, the Contracts under which such Receivable(s) arose and the Related Security relating thereto.

          SECTION 2.06. PAYMENTS AND COMPUTATIONS, ETC. Except as otherwise provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to a special account in the name of Buyer and maintained at Bank of Boston. The Seller shall, to the extent permitted by law, pay to the Buyer interest on all amounts not paid or deposited when due hereunder (whether owing by the Seller individually or as Servicer) at 2% per annum above the Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          SECTION 2.07. PERFECTION OF LIENS; FURTHER ASSURANCES. Upon the request of the Buyer, the Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto or assignments thereof), that may be necessary or desirable, or that the Buyer may request, in order to (i) perfect and protect any security interest granted or purported to be granted by an Obligor under any Contract and (ii) perfect and protect any ownership or security interest granted or purported to be granted to the Buyer hereunder or
(iii) to enable the Buyer to exercise and enforce its rights and remedies hereunder with respect to any Transferred Assets; PROVIDED that the Seller shall not be required to file financing statements or to maintain the effectiveness of previously filed financing statements with respect to any Receivables the Outstanding Balance of which originally is or has thereafter been reduced below $5,000, respectively, so long as the aggregate Outstanding Balance of Receivables for which no such financing statements are in effect at any time remains less than 7.5% of the Discounted Eligible Receivables Balance at such time; PROVIDED that such seven and one-half percent limitation shall not apply from and after the Termination Date unless and to the extent that the Buyer or the Collateral Agent on its behalf specifically requests otherwise.

                                  ARTICLE III
                             CONDITIONS OF PURCHASES

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The first Purchase hereunder after the date hereof shall be subject to the condition precedent that the Buyer shall have received the following, each in form and substance satisfactory to the Buyer:

          (a) The Certificate for the Buyer;

          (b) This Purchase Agreement executed by the Buyer and the Seller;

          (c) A fully executed copy of the Triple-A Purchase Agreement;

          (d) A copy of the resolutions of the Board of Directors of the Seller approving this Purchase Agreement and the other Facility Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (e) The Certificate of Incorporation of the Seller certified by the Secretary of State of Delaware;

          (f) Good Standing Certificates for the Seller issued by the Secretaries of State of Delaware and Massachusetts; and

          (g) A certificate of the Secretary or Assistant Secretary of the Seller certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Buyer (and the Collateral Agent) may conclusively rely until such time as the Buyer (and the Collateral Agent) shall receive from the Seller a revised certificate meeting the requirements of this subsection (g)) and (ii) a copy of the Seller's by-laws.

          SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) by the Buyer from the Seller shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Seller shall have delivered to the Buyer (i) in form and substance satisfactory to the Buyer, a completed Settlement Report as of the end of the immediately preceding calendar month and containing such additional information as may be reasonably requested by the Buyer,


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

(ii) a notice of purchase and list of the Contracts to be purchased as provided in SECTION 2.02(b), (iii) a completed Certificate with respect to such Contracts and (iv) a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Contract Files for each Contract to be included in such Purchase; (b) on the date of such Purchase the following statements shall be true and the Seller by accepting the cash portion of the Purchase Price shall be deemed to have certified that:

               (i) The representations and warranties contained in SECTION 4.01 are correct on and as of such day as though made on and as of such date and

               (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both; and

               (iii) the Buyer shall have received such other approvals or documents as the Buyer may reasonably request.

          SECTION 3.03. EFFECT OF PAYMENT OF PURCHASE PRICE. Upon the payment of the Purchase Price for any Purchase, (whether in cash or through a capital contribution), title to the related Transferred Assets shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied; PROVIDED, HOWEVER, that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

          (a) DUE INCORPORATION AND GOOD STANDING. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not materially adversely affect (i) the interests hereunder of the Buyer, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) of the Seller or (iv) the ability of the Seller (individually or as Servicer) to perform its obligations hereunder.

          (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Seller of this Agreement, the Certificate, and all other agreements, instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby (including the sale and contribution to the Buyer of the Transferred Assets contemplated hereunder), are within the Seller's corporate powers, have been duly authorized by all necessary

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

corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Buyer as contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and the Certificate have been duly executed and delivered on behalf of the Seller.

          (c) GOVERNMENTAL AND OTHER CONSENTS. Except for the filing of financing statements pursuant to the UCC required to perfect the sales of accounts and chattel paper under this Agreement and the security interests granted under the Credit Agreement or under the other Facility Documents and except for consents under certain contractual agreements which have been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this Agreement, the Certificate or any other Facility Document to which the Seller is a party, or any of the other documents contemplated hereby or thereby, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

          (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement, the Certificate and each other Facility Documents to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and by equitable principles.

          (e) FINANCIAL STATEMENTS. (i) The consolidated balance sheets of the Seller and its consolidated Subsidiaries as at December 31, 1998, and the related statements of income, retained earnings and cash flows of the Seller and its consolidated Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche, independent public accountants, and the unaudited interim consolidated balance sheets of the Seller and its subsidiaries as of June 30, 1999 and September 30, 1999 and the related consolidated statements of income, retained earnings and cash flows for the six months and nine months, respectively, ending on such dates (the "Interim Financials"), in each case fairly present the consolidated financial condition of the Seller and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Seller and its consolidated Subsidiaries for the period ended on such dates, all in accordance with GAAP, and since December 31, 1998, there has been no material adverse change in any such condition or operations, except as reflected in the Interim Financials. Neither the Seller nor any of its subsidiaries has any material liabilities or obligations other than those disclosed in the financial statements referred to above or for which adequate reserves are reflected in such financial statements.


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

          (f) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any of its Subsidiaries, or the property of the Seller or any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect (i) the business, properties, operations, prospects, profits or condition (financial or otherwise) financial condition of the Seller or (ii) the ability of the Seller to perform its obligations under this Agreement or the Certificate or (iii) the collectibility of the Receivables. Neither the Seller nor any of its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller or any of its Subsidiaries or the Seller's ability to perform its obligations hereunder.

          (g) USE OF PROCEEDS. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (h) PERFECTION OF INTEREST IN TRANSFERRED ASSETS. Prior to the Buyer's Purchase and/or acquisition of each Transferred Asset hereunder, the Seller is or will be the lawful owner of, and have good title to, such Transferred Asset free and clear of any Adverse Claim and upon each Purchase and/or acquisition by the Buyer of Transferred Assets hereunder, the Buyer shall acquire a valid and perfected first priority ownership interest in each Receivable then existing or thereafter arising and in the Related Security, the other Transferred Assets and Collections and with respect thereto, in each case free and clear of any Adverse Claim. All such Purchases of Receivables and related Transferred Assets constitute true and valid sales, and all such Purchases and contributions of Receivables and related Transferred Assets constitute true and valid transfers and assignments of all of Seller's right, title and interest in, to and under such Transferred Assets (and not merely a pledge of such Receivables and related Transferred Assets for security purposes), enforceable against creditors of the Seller and no such Transferred Assets shall constitute property of the Seller; and no effective financing statement or other instrument similar in effect covering any Receivable, the Related Security, Collections or the other Transferred Assets shall at any time be on file in any recording office except such as may be filed in favor of the Buyer (or its assignees) in accordance with this Agreement.

          (i) ACCURACY OF INFORMATION. No Settlement Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report (other than forecasts required to be delivered by the Seller hereunder) furnished or to be furnished by the Seller to the Buyer in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Buyer, as the case may be, at such time) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (j) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in SECTION 9.02 hereof and the locations of the offices where the Seller keeps all the Records are listed on EXHIBIT F (or at such other locations, notified to the Buyer in accordance with SECTION 5.01(f), in jurisdictions where all action required by SECTION 6.03 has been taken and completed).

          (k) LOCK-BOX ACCOUNTS. Each Obligor under a Contract has, within one month of the date of Purchase of such Contract, been instructed to remit payment on the Receivables to a Post Office Box for remittance to a Lock-Box Account or directly to a Lock-Box Account substantially in the form of EXHIBIT G. From and after the Closing Date, the Seller will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Receivables. The Seller has delivered to the Collateral Agent a duplicate key to each Post Office Box and has filed a standing delivery order with the United States Postal Service authorizing the Collateral Agent to receive mail delivered to each such Post Office Box. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts and the related Post Office Boxes, are specified in EXHIBIT H.

          (l) NO TRADE NAMES. Except as described in EXHIBIT I, the Seller has no trade names, fictitious names, assumed names or "doing business as" names.


          (m) SEPARATE CORPORATE EXISTENCE. The Seller is entering into the transactions contemplated by this Agreement in reliance on the Buyer's identity as a separate legal entity from the Seller and each of its Affiliates other than the Buyer, and acknowledges that the Buyer and the other parties to the Facility Documents are similarly entering into the transactions contemplated by the other Facility Documents in reliance on the Buyer's identity as a separate legal entity from the Seller and each such other Affiliate.

          (n) TAXES. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with GAAP and which have not given rise to any Adverse Claims.

          (o) SOLVENCY. The Seller (i) is not "insolvent" (as such term is defined in ss.101(32)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          (p) NO FRAUDULENT CONVEYANCE. The transactions contemplated by this Agreement and by each of the Facility Documents are being consummated by the Seller in furtherance of the Seller's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. By its receipt of the

Purchase Prices hereunder and its ownership of the capital stock of the Buyer, the Seller shall have received reasonably equivalent value for the Transferred Assets sold or otherwise conveyed to the Buyer under this Agreement.

          (q) SOFTWARE. Attached as EXHIBIT J is a list of all computer software used by the Seller to administer the Receivables and other Transferred Assets. Each of the Buyer and the Collateral Agent, as assignee of the Buyer, has (or will have, concurrently with the effectiveness hereof) an enforceable right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Transferred Assets to the extent necessary to administer the Receivables and other Transferred Assets, such use to be subject to the terms and conditions of any license agreement for such software between the Seller and any third parties where applicable.

          (r) REPRESENTATIONS WITH RESPECT TO RECEIVABLES AND CONTRACTS. With respect to each Receivable:

               (i) Each such Receivable, at the time of Purchase thereof, is an Eligible Receivable. Each Contract relating to a Receivable: (a) if it constitutes a Lease, is in substantially the form of EXHIBIT K-1 hereto; (b) if it constitutes a Finance Agreement, is in substantially the form of EXHIBIT K-2 hereto; (c) if it constitutes a Leasehold Improvement Note, is in substantially the form of EXHIBIT K-3 hereto; (d) if it constitutes a Practice Finance Loan, is in substantially the form of EXHIBIT K-4 hereto, and (e) if it constitutes a Non-Medical Contract, is in substantially the form of EXHIBIT K-1, EXHIBIT K-2, EXHIBIT K-3 or EXHIBIT K-4 hereto.

               (ii) There are no facts or circumstances existing as of the Purchase Date thereof which give rise to any right of rescission, offset, counterclaim or defense, including the defense of usury, to the obligations of any Obligor, including the obligation of such Obligor to pay all amounts due thereunder, with respect to any Contract to which such Obligor is a party; and neither the operation of any of the terms of any Contract nor the exercise of any right thereunder will render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense, including the defense of usury (other than limitations on enforcement which may subsequently arise as a result of bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors, rights generally and by general equitable principles), and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto.

               (iii) As of the Cut-Off Date, (i) the aggregate Discounted Receivables Balance of Contracts that are Leases is $5,239,644,
               (ii) the aggregate Discounted Receivables Balance of Contracts that are Finance Agreements pursuant to which the Buyer finances an Obligor's purchase of Equipment is $2,963,452, (iii) the aggregate Discounted Receivables Balance of Contracts that are Leasehold Improvement Notes is $1,439,116 and (iv) the aggregate discounted book value of anticipated residuals on the Equipment subject to Leases is, net of security deposits, $290,283.

               (iv) Each Lease requires the Obligor to assume all risk of loss or malfunction of the related Equipment. Each Lease and Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment requires the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Equipment and permits the rights with respect to such Contract, and all collateral related thereto, to be assigned by the Seller without the consent of any Person. No Contract permits early termination or prepayment, unless the amount required to be paid by or on behalf of Obligor in respect thereof is equal to or greater than the applicable Termination Amount. No Contract provides for the substitution, exchange or addition of any Equipment subject thereto which would result in any reduction of the amount of payments or change the timing of payments due under such Contract.

               (v) Each Lease requires the related Obligor to maintain the related Equipment, if any, in good and workable order. Each Lease and Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment requires the related Obligor to obtain and maintain physical damage insurance on the Equipment subject thereto and to name the lessor or lender thereunder as loss payee and an additional insured with respect thereto. The Collateral Agent is named as loss payee under all physical damage insurance on the Equipment that is carried by the Seller or the Buyer. To the best of Seller's knowledge, the Equipment was properly delivered to the Obligor in good repair, without defects and in satisfactory order and the related Equipment, if any, is in good operating condition and repair. To the best of the Seller's knowledge, the related Equipment was accepted by the Obligor after reasonable opportunity to inspect and test the same and no Obligor has informed the Seller of any defects therein.

               (vi) On each Purchase Date, after giving effect to the Purchases to be made on such date, the aggregate Discounted Receivables Balance of all Contracts with Obligors located in any one state does not exceed 30% of the Discounted Receivables Balance for all Contracts.

               (vii) On the Cut-Off Date, the Weighted Average Remaining Term of the Contracts included in the initial Purchase was 49 months. On each subsequent Purchase Date, after giving effect to the Purchases to be made on such date, the Weighted Average Remaining Term does not exceed 57 months.

               (viii) On the Cut-Off Date, the lowest Outstanding Balance of the Receivables under any Contract included in the Purchases to be made on such date is no less than $224 and the highest Outstanding Balance of the Receivables under any Contract included in the Purchases to be made on such date is no greater than $130,667. As of each Purchase Date, after giving effect to the Purchases to be made on such date, the average Outstanding Balance of the Receivables is no greater than $30,000.

               (ix) As of the Purchase Date thereof, the Seller has delivered the Contract File for the related Contract to the Buyer or to the Custodian on the Buyer's behalf together with duly executed instruments of transfer or assignment in blank for each Contract constituting an instrument or chattel paper.

               (x) As of the Purchase Date thereof, the average original terms of the Contracts included in such Purchase does not exceed 4.75 years.

               (xi) As of the Purchase Date thereof, the excess of (i) the average implicit interest rates being charged to Obligors in respect of the Receivables then being purchased OVER (ii) the Discount Rate applicable to such Receivables, shall not be greater than eight percent (8.0%).

          (s) OTHER INDEBTEDNESS. The Seller is not in default under any material indenture, loan or credit agreement with respect to any Indebtedness, the effect of which is to cause, or which would, with the giving of notice of the lapse of time or both, permit the holder or holders thereof to cause, such Indebtedness to become due prior to its stated maturity.

          (t) INVESTMENT COMPANY. The Seller is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

          (u) ERISA. Neither the Seller nor any of its ERISA Affiliates maintains, contributes to or has any obligation to contribute to any Plan which could reasonably be expected to, individually or in the aggregate, materially adversely affect the ability of the Seller to perform its obligations under this Agreement or any other Facility Document to which it is a party or which could expose the Buyer to any material liability under ERISA. No accumulated or waived funding deficiency (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Internal Revenue Code) exists with respect to any Benefit Plan, and the Seller has not failed to satisfy the minimum funding requirements under ERISA or the Internal Revenue Code with respect to any Benefit Plan. Neither the Seller nor any of its ERISA Affiliates has incurred any liability to or on account of a Benefit Plan or Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan or Multiemployer Plan.

          (v) SELECTION OF RECEIVABLES. Each Receivable has been randomly selected from the Originator's portfolio of receivables in accordance with its normal standards and procedures used for all of its standard securitization transactions and no selection procedures adverse to Triple-A have been employed in such selections.

          (w) HISTORIC LOSS DATA. Attached hereto as a part of EXHIBIT D is a summary of historical static loss data of the Originator suffered as a result of charge-offs of the Originator's receivables, which summary is true and accurate with respect to the periods described therein and does not omit any information necessary to make such summary not misleading.

          (x) NON-MEDICAL CONTRACTS. On each Purchase Date, after giving effect to the Purchases to be made on such date, the aggregate Discounted Receivables Balance of all Non-Medical Contracts does not exceed 10% of the Discounted Receivables Balance for all Contracts.

                                   ARTICLE V
                         GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER. From the Closing Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Buyer shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would not materially adversely affect (i) the interests hereunder of the Buyer,
(ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Seller or (iv) the ability of the Seller (individually or as Servicer) to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (c) AUDITS. At any time and from time to time upon prior written notice to the Seller and during regular business hours and on a quarterly basis if requested, permit the Buyer and its designees (including the Collateral Agent), or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters. Each such audit shall be at the sole expense of the Seller; PROVIDED, however, that so long as no Event of Termination has occurred in any calendar year, the annual costs of the audits during such year for which the Seller is responsible shall not exceed $22,000.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Receivable).

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Contracts.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Seller referred to in SECTION 4.01(j), or, in any such case, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all action required by SECTION 2.08 and by SECTION 6.04 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy attached hereto as EXHIBIT D in regard to each Receivable and the related Contract.

          (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Post Office Box or Lock-Box Account and if the Seller shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to SECTION 2.05), the Seller shall hold such Collections in trust for the benefit of the Buyer and remit such Collections to the Buyer by depositing such Collections into a Lock-Box Account within one Business Day following Seller's identification thereof and in any event within four Business Days following Seller's receipt thereof.

          (i) COMPLIANCE WITH ERISA. Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          (j) PERFECTED SECURITY INTEREST UNDER CONTRACTS. Take such action with respect to each Receivable as is necessary to ensure that the Buyer maintains, as against the Obligor thereunder, a perfected security interest in any Equipment relating thereto free and clear of Adverse Claims or, in the case of any Lease, to ensure that the Buyer would maintain such a perfected priority security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto; PROVIDED, that the Seller shall not be required to file financing statements or to maintain the effectiveness of previously filed financing statements with respect to any Receivables the Outstanding Balance of which originally is or has thereafter been reduced below $5,000, respectively, so long as the aggregate Outstanding Balance of Receivables for which no such financing statements are in effect at any time remains less than 7.5% of the Discounted Receivables Balance of all Receivables at such time; PROVIDED that such seven and one-half percent limitation shall not apply from and after the Termination Date unless and to the extent that the Buyer or the Collateral Agent on its behalf specifically requests otherwise.

          (k) MAINTENANCE OF INSURANCE. Maintain, or cause each Obligor to maintain, with respect to the Contracts and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy as is comparable for other companies in related businesses. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the Discounted Value for the Receivables arising under the relevant Contracts. Each such casualty and liability policy if maintained by an Obligor, shall name the Seller or the Buyer as loss payee and additional insured and the Seller shall have assigned any such interest to the Buyer. The Seller shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account.

          (l) SEPARATE IDENTITY. Take all actions required to maintain the Buyer's status as a separate legal entity, including, without limitation, (i) not holding the Buyer out to third parties as other than an entity with assets and liabilities distinct from the Seller and the Seller's other Subsidiaries;
(ii) not holding itself out to be responsible for the debts of the Buyer or, other than by reason of owning capital stock of the Buyer, for any decisions or actions relating to the business and affairs of the Buyer; (iii) causing any financial statements consolidated with those of the Buyer to address (by footnote or otherwise and in language reasonably satisfactory to the Buyer and the Collateral Agent) the separate corporate existence of the Buyer and the Buyer's ownership of the Receivables; (iv) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and the Buyer's respective certificates of incorporation and by-laws are duly and validly taken; (v) keeping correct and complete records and books of account and corporate minutes; (vi) not acting in any other matter that could foreseeably mislead others with respect to the Buyer's separate identity; and
(vii) taking such other actions as may be necessary on its part to ensure that the Buyer is in compliance at all times with SECTION 5.01(l) of the Credit Agreement and SECTION 5.01(l) of the Triple-A Purchase Agreement.

          (m) TAXES. File or cause to be filed, and cause each of its Subsidiaries with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Buyer to a material liability. The Seller shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller or the applicable subsidiary shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Buyer to a material liability.

          (n) SEGREGATION OF COLLECTIONS. Prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections in respect of the Transferred Assets and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

          SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER. From the Closing Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Buyer shall otherwise consent in writing, furnish to the Buyer:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, consolidated balance sheets of the Seller and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of the Seller and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Seller;

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the consolidated balance sheets of the Seller and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Seller and its consolidated Subsidiaries for such year each reported on by nationally recognized independent public accountants acceptable to the Buyer (the Buyer acknowledges that any of the "Big 5" accounting firms will be acceptable to the Buyer);

          (c) promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its security holders and copies of all reports and registration statements which the Seller files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of such Event of Termination or event and the action which the Seller proposes to take with respect thereto;

          (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any

Subsidiary of the Seller files under ERISA with the IRS or the PBGC or the DOL or which the Seller or any Subsidiary of the Seller receives from the PBGC;

          (f) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller or any Subsidiary of the Seller as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer under or as contemplated by this Agreement; and

          (g) as soon as possible and in any event with five Business Days after the occurrence thereof, notification of: (i) any material changes in the Seller's bank agreements, indentures or other material agreements governing Indebtedness and/or (ii) any event which constitutes (or which, with the giving of notice or the passage of time or both, would constitute) a default under any such agreement or permits or (iii) any other event which permits (or which, with the giving of notice or the passage of time, would permit) the holder of such Indebtedness to accelerate the maturity thereof.

          SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. From the Closing Date until the later of the Termination Date or the Collection Date, the Seller will not, without the written consent of the Buyer:

          (a) SALES, LIENS, ETC. AGAINST RECEIVABLES AND TRANSFERRED ASSETS. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Receivable, Related Security or Collections, or any related Contract, or upon or with respect to any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof, or upon any other Transferred Asset, except that the Seller shall have no responsibility for any Adverse Claim created by an Obligor upon or with respect to any Equipment owned by such Obligor so long as such Adverse Claim is subordinate to the security interest of the Seller in such Equipment.

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Extend, amend or otherwise modify, the terms of any Receivable, or amend, modify or waive, any term or condition of any Contract related thereto, except to the extent that the Seller, in its capacity as Servicer, may make such amendments in accordance with the Credit and Collection Policy or as otherwise permitted under ARTICLE VI hereof.

          (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Without the prior written consent of the Collateral Agent, make any material change in the character of its business or make any change in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. (i) After giving the payment instructions described in the first sentence of SECTION 4.01(k), make any change in such instructions to Obligors regarding payments to be made to the Buyer or payments to be made to any Lock-Box Bank or (ii) add or terminate any bank as a Lock-Box Bank from those listed in

EXHIBIT H unless the Buyer shall have received (A) ten Business Days' prior notice of such addition, termination or change and (B) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and (y) copies of all agreements and documents signed by the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (e) MERGER ETC. (i) Merge with or into or consolidate with or into or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person, or permit any Subsidiary of Seller to do so, except that (A) any Subsidiary of Seller may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of Seller, (B) any Subsidiary of Seller may merge into or transfer assets to the Seller or any other Person and (C) the Seller or any Subsidiary of the Seller may acquire the capital stock or assets of any other Person, provided in each case that immediately after giving effect to such proposed transaction, no Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, would exist, and in the case of any such merger to which the Seller is a party, the Seller is the surviving corporation.

          (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names other than those described in EXHIBIT I, unless the Seller has given to the Buyer at least thirty (30) days' prior written notice thereof and, prior to the effective date of any such name change or use, Seller delivers to the Buyer such Financing Statements (Form UCC-1 and UCC-3) executed by Seller which the Buyer may reasonably request to reflect such name change or use, together with such other documents and instruments that the Buyer may request in connection therewith.

          (g) ERISA MATTERS. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller or any ERISA Affiliate under ERISA or the IRC; PROVIDED, HOWEVER, the Seller and its ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses
(i) through (iv) above so long as such events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money by or an incurrence of liability of the Seller or any ERISA Affiliate (collectively, "ERISA Liabilities") in an amount which does not exceed $500,000.

          (h) TERMINATE OR REJECT CONTRACTS. Without limiting SECTION 5.03(b) and except as otherwise expressly permitted pursuant to SECTION 2.05, terminate or reject any Contract prior to the term of such Contract, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless prior to such termination or rejection, the Seller shall have paid to the Buyer an amount equal to the Termination Amount thereof.

          (i) ACCOUNTING TREATMENT. Prepare any financial statements or other statements which shall account for the transactions contemplated by this Agreement in any manner other than as the sale of, or a capital contribution of, the Transferred Assets by the Seller to the Buyer (it being understood that non-recognition of such transaction due to the application of consolidated financial reporting principles under GAAP or the filing of tax returns on a consolidated basis shall not constitute a violation of this covenant).

          (j) CERTIFICATE OF INCORPORATION. Cause the Buyer to amend its Certificate of Incorporation or By-laws in any manner which would require the consent of the Buyer's independent director or directors, without the Collateral Agent's prior written consent.

          SECTION 5.04. FINANCIAL COVENANTS OF THE SELLER. (a) From the Closing Date until the later of the Termination Date or the Collection Date, the Seller will not suffer or permit:

               (i) CONSOLIDATED TANGIBLE NET WORTH. The Seller will not permit "Consolidated Tangible Net Worth" (as defined below) as of the end of any fiscal quarter to be less than the sum of (i) $35,000,000 PLUS (ii) on a cumulative basis, 75% of positive "Consolidated Net Income" (as defined below) for each fiscal quarter beginning with the fiscal quarter commencing on or after October 1, 1999 PLUS (iii) 100% of the proceeds of any sale by the Seller or any of its Subsidiaries of (A) equity securities issued by the Seller or any of its Subsidiaries, or (B) warrants or subscription rights for equity securities issued by the Seller or any of its Subsidiaries.

               (ii) Indebtedness of the Seller and its Consolidated Subsidiaries at the end of any fiscal quarter to exceed seven-hundred percent (700%) of Consolidated Tangible Net Worth at the end of such fiscal quarter. For purposes of this SECTION 5.04(a)(ii), the following shall be considered liabilities when calculating "Consolidated Tangible Net Worth" as used herein:

     (A) any Indebtedness of the Seller and/or its Consolidated Subsidiaries that (i) is unsecured and expressly subordinate to the repayment of the obligations evidenced by the Facility Documents and (ii) matures after the date that is less than five years from the date on which "Consolidated Tangible Net Worth" is calculated hereunder, excluding, without limitation, the unsecured and expressly subordinate Indebtedness with an aggregate principal amount equal to $20,000,000 in existence on March 31, 2000, and

     (B) any preferred stock or other equity interests in the Seller and/or its Consolidated Subsidiaries that are subject to acceleration or other mandatory repayment conditions and that mature in fewer than five years from the date on which "Consolidated Tangible Net Worth" is calculated as required hereunder (the Indebtedness described in clause (A) and the preferred stock or other equity interests described in clause (B), taken together, the "Sub Debt");

PROVIDED, that, on any date of calculation, in the event the aggregate amount of the Sub Debt exceeds an amount equal to 45% of the sum of (a) "Consolidated Tangible Net Worth" PLUS (b) Sub Debt PLUS (c) any other Indebtedness, preferred stock or equity interest that does not constitute Sub Debt, then the amount of such excess shall constitute a liability for purposes of calculating "Consolidated Tangible Net Worth" hereunder.

               (iii) The ratio of (A) "Consolidated EBIT" (as defined below) to
               (B) "Total Interest Expense" (as defined below), as of the end of any fiscal quarter, to be less than (1) 1.15 to 1.0 for the four fiscal quarter period then ending.

               (iv) the Seller to have a credit line less than $50,000,000 under the terms of at least one committed credit facility not insured by MBIA Insurance Corporation where such facility is extended to the Seller by a financial institution (with the understanding that such financial institution may not offer such facility through a commercial paper conduit) and the terms and conditions of such facility are in form and substance similar to the terms and conditions set forth in the Third Amended and Restated Credit Agreement, dated as of March 16, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "1998 Credit Agreement") among HPSC, Inc., American Commercial Finance Company, and BankBoston, N.A.

          (b) As used in this SECTION 5.04, the following terms shall have the following meanings:

          "CONSOLIDATED EBIT" for any period means the consolidated earnings (or loss) from the operations of the Seller and its Consolidated Subsidiaries after all expenses and other proper charges but before payment or provision for income taxes or interest expense for such period, as determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME" for any period means the consolidated net income (or deficit) of the Seller and its Consolidated Subsidiaries, after deduction of all expenses, taxes and other proper charges, for such period as determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

          "CONSOLIDATED SUBSIDIARIES" means all of the Subsidiaries of the Seller consolidated for financial reporting purposes in accordance with GAAP, whether or not such Subsidiary should be so consolidated for financial reporting purposes.

          "CONSOLIDATED TANGIBLE NET WORTH" means the excess of (i) total assets of the Seller and its Consolidated Subsidiaries as determined in accordance with GAAP MINUS (ii) total liabilities of the Seller and its Consolidated Subsidiaries as determined in accordance with GAAP and any Indebtedness of the Seller and its Consolidated Subsidiaries (whether or not classified as liabilities) MINUS (iii) the total book value of all assets of the Seller and its Consolidated Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing MINUS (iv) all amounts representing any write-up in the book value of any assets of the Seller or its Consolidated Subsidiaries resulting from a revaluation thereof subsequent to December 25, 1993, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52, MINUS (v) deferred underwriting expenses and deferred origination costs.

          "TOTAL INTEREST EXPENSE" means for any period the aggregate amount of interest required to be paid or accrued by the Seller and its Consolidated Subsidiaries during such period in respect of Indebtedness, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of capitalized leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with such Indebtedness.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

          SECTION 6.01. DESIGNATION OF SERVICER. Consistent with the Buyer's ownership of the Transferred Assets, the Buyer shall have as against the Seller the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right. The servicing, administering and collection of the Receivables and the other Transferred Assets shall be conducted by the Person (the "SERVICER") so designated by the Buyer from time to time in accordance with this SECTION 6.01. Until the Collateral Agent gives notice to the Seller of the designation of a new Servicer, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Buyer may, at any time upon ten Business Days prior written notice, designate as Servicer any Person to succeed the Seller on the condition any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof and shall be acceptable to the Collateral

Agent; PROVIDED that the Buyer's right to so designate a successor Servicer at any time is personal to the Buyer and may not be assigned to any other Person (including the Collateral Agent). The Collateral Agent may at any time from and after a Servicing Termination Event designate as Servicer any other Person to succeed the Seller or any Successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer may, with the prior written consent of the Buyer and the Collateral Agent, subcontract with any other Person for servicing, administering or collecting the Transferred Assets, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall use reasonable care in performing its duties as Servicer hereunder and, without limiting the foregoing, shall service the Transferred Assets in accordance with the Credit and Collection Policy. The Servicer acknowledges that the Buyer has
(a) pursuant to the Credit Agreement, granted to the Collateral Agent, for the benefit of Triple-A and the Surety, a security interest in Pledged Assets and has assigned to the Collateral Agent all of its rights under this Agreement with respect to such Pledged Assets, including its rights with respect to the Servicer under this ARTICLE VI, as more fully described in SECTION 9.04 hereunder, and (b) pursuant to the Triple-A Purchase Agreement, sold to Triple-A Purchased Assets which will be serviced pursuant to ARTICLE VI of the Triple-A Purchase Agreement.

          SECTION 6.02. DUTIES OF THE SERVICER. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Asset from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Buyer hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Receivables, the Related Security, the related Contracts and the other Transferred Assets. The Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Receivables as it applies and follows with respect to accounts, chattel paper and instruments which are not Transferred Assets. In no event shall the Servicer be entitled to make the Collateral Agent or the Buyer a party to any litigation without the Buyer's and the Collateral Agent's express prior written consent. The Servicer shall segregate and set aside for the account of the Buyer all Collections of Transferred Assets in accordance with
SECTION 2.05 hereof, SECTION 6.06 of the Credit Agreement and SECTION 6.06 of the Triple-A Purchase Agreement and shall cause all such Collections to be remitted to a Lock-Box Account and/or deposited directly into the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof. The Servicer shall promptly review all checks and other instruments returned to it by the Lock-Box Bank on account of restrictive endorsements, improper payees, incorrect amounts or for any other reason and shall not deposit any such checks or instruments in its own accounts unless it is determined to the Buyer's satisfaction that such amounts do not constitute Collections; any such checks or instruments which are determined to be Collections shall be promptly remitted to the Lock-Box Account or the Collection Account as provided above. Provided that the Termination Date shall not have occurred, the Seller, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) amend, modify or waive any term or condition of any Contract to reflect any Permitted Extension, (ii) adjust the Outstanding Balance of any Transferred Asset to reflect the reductions, adjustments or cancellations described in the first sentence of
SECTION 2.05 of the Purchase Agreement, (iii) so long as such prepayment would not cause an Event of Termination under SECTION 7.01(m) hereof and subject to the payment of the Termination Amount, consent to the prepayment or early termination of a Contract, and (iv) amend, modify or waive any provision of a Delinquent Receivable or Defaulted Receivable so as to maximize the collectibility thereof. The Seller shall deliver to the Servicer, and the Servicer shall hold in trust for the Seller and the Buyer in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, following the occurrence of an Event of Termination, the Collateral Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Seller or otherwise) to commence or settle any legal action to enforce collection of any Receivable or other Transferred Asset or to foreclose upon or repossess any Related Security.

          (b) The Servicer shall as soon as practicable following receipt turn over to the Seller the collections of any receivable which is not a Transferred Asset less, in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such receivable.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Servicer, if the Collateral Agent or its designee, shall have no obligation to collect, enforce or take any other action described in this
ARTICLE VI with respect to any receivable that is not a Transferred Asset other than to deliver to the Seller the Collections and documents with respect to any such receivable as described in the first two sentences of SECTION 6.02(b) and to exercise the same degree of care with respect to Collections and documents in its possession as it would exercise with respect to its own property.

          (d) The Servicer will, at the Servicer's cost and expense and as agent in the name of and on behalf of the Buyer, but subject at any time to the right of the Buyer to direct and control, endeavor to collect, as and when the same becomes due, all amounts owing on each Receivable. In the event of default by an Obligor under any Receivable, the Servicer shall have the power and authority, on behalf of the Buyer, to take such action in respect of the enforcement and collection of such Receivable as the Servicer, in the absence of contrary instructions from the Buyer, may deem advisable. In any such suit for enforcement or collection, the Servicer shall be entitled to sue thereon in its own name or as agent for the Buyer, in either case, for the account of the Buyer.

          (e) In the event the Servicer accepts in payment of any Receivable the taking of repossession of the Equipment the sale or lease of which gave rise to such Receivable, the Servicer agrees to use its reasonable efforts to resell or re-lease such Equipment for the account of the Buyer and shall remit to the Buyer the gross sale proceeds thereof or, to the extent such Equipment is re-leased, shall deliver to the Buyer the chattel paper or other documents evidencing the rights to payment arising from such re-lease, all of which documents shall constitute Contracts and which rights to payment shall constitute Receivables, and all of which

Contracts and Receivables shall constitute part of the Transferred Assets. Neither the Buyer nor the Collateral Agent shall have any obligation to take any action or commence any proceedings to realize upon any Receivable or to enforce any of its rights or remedies with respect thereto. Any moneys collected by the Servicer pursuant to this SUBSECTION 6.02(e) shall be segregated by the Servicer, held in trust by the Servicer for the Buyer and shall be remitted to a Lock-Box Account or to the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof.

          (f) The Servicer shall maintain all books of account and other records pertaining to the Receivables and the other Transferred Assets in such form as will enable the Buyer or its designees to determine at any time the status thereof. The Servicer will permit the Buyer, the Collateral Agent and any Person designated by the Buyer or the Collateral Agent, during regular business hours, to inspect, audit, check and make abstracts from all books, accounts, records, or other papers pertaining to such Transferred Assets. From time to time, at the request of the Buyer or the Collateral Agent, the Servicer, at its own expense, will (i) deliver to the Buyer and the Collateral Agent and any Person designated by the Buyer or the Collateral Agent any records and invoices pertaining to the Transferred Assets and evidence thereof as the Buyer, the Collateral Agent or such designee may deem necessary to enable it to enforce its rights thereunder and (ii) mark each computer record relating to, and each invoice or other evidence of, the Transferred Assets (whether or not such computer record or other item is the property of the Buyer) as the Buyer or Collateral Agent may direct to reflect the interests of the Buyer and the Collateral Agent in such Transferred Assets. The Servicer will either (i) segregate, from all the documents relating to other receivables then owned or being serviced by the Servicer, all documents relating to the Transferred Assets or (ii) mark all such documents relating to the Transferred Assets so as to make such documents readily identifiable as property of the Buyer and with such legend as shall be specified by the Collateral Agent, and will, in either such event, hold all such documents in trust for the Buyer and safely keep such documents in filing cabinets or other suitable containers marked to show the Buyer's interest.

          SECTION 6.03. Rights of the Buyer. At any time:

          (a) The Buyer may notify the Obligors of the Receivables, or any of them, of the Buyer's ownership interest in Transferred Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Receivable be made directly to the Buyer or its designee (including, without limitation, the Collateral Agent).

          (b) The Seller shall, at the Collateral Agent's or Buyer's request and at the Seller's expense, give notice of the Buyer's interest in the Transferred Assets to each Obligor (in substantially the form of the Notice of Assignment) and direct that payments be made directly to the Buyer or its designee (including, without limitation, the Collateral Agent).

          (c) The Seller shall, at the Buyer's request, assemble all Records which the Buyer reasonably believes are necessary or appropriate for the administration and enforcement of the

Transferred Assets, and shall make the same available to the Buyer at a place selected by the Buyer or its designee.

          (d) The Seller hereby authorizes the Buyer and the Collateral Agent to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Buyer and/or the Collateral Agent, to collect all amounts due under any and all Transferred Assets or related Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION 6.04. FURTHER ACTION EVIDENCING TRANSFERS. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Buyer's interest in the Transferred Assets, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any related document. Without limiting the generality of the foregoing, the Seller will mark its master data processing records evidencing such Transferred Assets with a legend, acceptable to the Buyer, evidencing that the Buyer has acquired an ownership interest therein as provided in this Agreement and, upon the request of the Buyer, will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Buyer may reasonably request. The Seller hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Transferred Assets, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer incurred in connection therewith shall be payable by the Seller upon the Buyer's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Buyer shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

          SECTION 6.05. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Contracts to the same extent as if such Contracts had not been transferred to the Buyer under the Purchase Agreement and the exercise by the Buyer or its assigns of their respective rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Transferred Assets, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings and with respect to which no Adverse Claim has been asserted or filed.

          SECTION 6.06. ADMINISTRATION OF COLLECTIONS BY SERVICER. (a) The Servicer shall identify on a timely basis all collections which are on account of the Transferred Assets.

including all deposits to Lock Box Accounts. On each Business Day, all Collections received in the Lock Box Accounts for the prior Business Day (and such Business Day, if practicable) shall be transferred to the Collection Account. If the Servicer receives any cash or checks, drafts, wire transfers or other instruments for the payment of money on account or otherwise in respect of the Transferred Assets, the Servicer shall segregate such cash and other items, hold such cash and other items in trust for the benefit of the Buyer and the Collateral Agent and shall cause such cash and other items (properly endorsed, where required, so that such items may be collected by the Buyer) to be deposited in a Lock Box Account or directly in the Collection Account immediately after the date any such cash or other item shall have been identified as being on account of a Transferred Asset.

          SECTION 6.07. APPLICATION OF COLLECTIONS. All Collections on account of the Receivables of each Obligor shall be applied in the order of maturity thereof unless specifically identified otherwise in writing by such Obligor or directed by a court of competent jurisdiction. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to the Seller or the Servicer shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of a Receivable of such Obligor (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor to the Seller or the Servicer. The Servicer shall not influence or instruct any Obligor who is indebted to the Seller in respect of any indebtedness not included in the Transferred Assets to direct that its remittances be applied to any such indebtedness prior to being applied to the Transferred Assets.

          SECTION 6.08. SERVICING FEE. On each Settlement Date, as full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a fee (the "SERVICING FEE") in an amount equal to 1.0% TIMES the Outstanding Balance of the Receivables as of the last day of the prior calendar month TIMES a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360. Notwithstanding the foregoing, to the extent that Advances under the Liquidity Agreement are used to fund or maintain Borrowings or Purchases, then the Servicing Fee shall be .75% TIMES the Outstanding Balance of the Receivables as of the last day of the prior calendar month TIMES a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360. In the event that the Buyer (or the Collateral Agent) appoints a successor Servicer, the Servicing Fee may be adjusted as required by such successor Servicer and as agreed to by the Buyer and the Collateral Agent.

          SECTION 6.09. RESIGNATION; SUCCESSOR SERVICER. (a) The obligation of the Servicer to service the Receivables is personal to the Servicer and the parties recognize that another Person may not be qualified to perform such obligations. Accordingly, the Servicer's obligation to service the Transferred Assets hereunder shall be specifically enforceable and shall be absolute and unconditional in all circumstances, including, without limitation, after the occurrence and during the continuation of any Event of Termination or Servicing Termination

Event hereunder; PROVIDED, HOWEVER, that a Successor Servicer may be appointed pursuant to this SECTION 6.09.

          (b) Notwithstanding the foregoing, the Servicer may resign from the obligations and duties hereby imposed on it as Servicer upon determination that
(i) the performance of its duties hereunder is no longer permissible under any applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such applicable law. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Buyer and the Collateral Agent. Except to the extent inconsistent with any such applicable law, no such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the remaining provisions of this
SECTION 6.09.

          (c) The Collateral Agent shall, as promptly as possible after the Servicer has given notice pursuant to SECTION 6.09(b) above or at any time after the Buyer's or the Collateral Agent's designation of a successor Servicer pursuant to SECTION 6.01, appoint a successor servicer (the "SUCCESSOR SERVICER") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Collateral Agent. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and the Credit Agreement shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and thereof, and all references in this Agreement or any other Facility Documents to the Servicer shall be deemed to refer to the Successor Servicer. The Servicer agrees to cooperate with the Successor Servicer in effecting the transfer of its responsibilities, duties, liabilities and rights hereunder, including, without limitation, the execution and delivery of assignments of financing statements, the transfer to the Successor Servicer of all cash amounts held by the Servicer or thereafter received with respect to the Transferred Assets, the transfer of electronic records relating to the Transferred Assets in such form as the Successor Servicer may reasonably request and the transfer of all related Records, correspondence and other documents relating to the Transferred Assets.

                                  ARTICLE VII
                              EVENTS OF TERMINATION

          SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("Events of Termination") shall occur:

          (a) (i) The Servicer (if the Seller or any Affiliate of the Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this SECTION 7.01(a)) and such failure shall remain unremedied for three Business Days after written notice from the Buyer or (ii) either the Servicer (if the Seller or any Affiliate of the Seller) or the Seller shall fail to make any payment or deposit to be made by it hereunder when due and with respect to such payments which do not relate to the remittance of Collections, such failure shall remain unremedied for three Business Days after written notice from the Buyer; or

          (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in ARTICLE VI and any such failure shall remain unremedied for five Business Days after written notice from the Buyer; or

          (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; PROVIDED, HOWEVER, that (i) to the extent any breach of any such representation or warranty may be cured within ten Business Days, the Seller shall have ten Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such false or incorrect representation or warranty has given rise to a deemed collection as provided under SECTION 2.05, then, upon the Seller's payment of such deemed Collection at the time and in the manner required under this Agreement, the breach of such representation or warranty shall not give rise to an Event of Termination under this subsection
(c); or

          (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Buyer (it being understood that, if any such failure gives rise to a deemed Collection as provided under SECTION 2.05, then the payment of such deemed Collection at the time and in the manner required under this Agreement shall be deemed a remedy of such failure); or

          (e) The Seller shall fail to pay any principal of or premium or interest on any Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Seller or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (f) Any Purchase or acquisition by the Buyer of Transferred Assets shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in each Receivable, the Related Security and the Equipment and Collections with respect thereto; provided, HOWEVER, if any such failure results in a deemed Collection under
SECTION 2.05 hereof and the Seller satisfies in full its payment obligations under such section, then such failure shall not give rise to an Event of Termination under this subsection (f); or

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


          (g) (i) An Insolvency Event shall occur with respect to the Seller or the Buyer or (ii) the Seller or the Buyer shall take any corporate action to authorize the filing of any Insolvency Proceeding; or

          (h) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1999 (except as disclosed in the Interim Financials described in SECTION 4.01(e)), or there shall have occurred any event which materially adversely affects the collectibility of the Receivables generally or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Receivables generally or the ability of the Seller to perform hereunder; or

          (i) The Seller shall fail to observe any covenant contained in SECTION 5.04; or

          (j) As of the last day of any month, the "Default Ratio" for the aggregate of Receivables subject to the terms of the Credit Agreement and Receivables subject to the terms of the Triple-A Purchase Agreement shall be greater than 3.5%; or

          (k) As of the last day of any month, the "Delinquency Ratio" for the aggregate of Receivables subject to the terms of the Credit Agreement and Receivables subject to the terms of the Triple-A Purchase Agreement shall be greater than 3.5%; or

          Any "Wind-Down Event" shall occur under the Credit Agreement or any "Wind-Down Event" shall occur under the Triple-A Purchase Agreement; or

then, and in any such event, the Buyer may by notice to the Seller declare the Termination Date to have occurred, EXCEPT that, in the case of any event described in clause (i) of subsection (g) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          SECTION 8.01. INDEMNITIES BY THE SELLER. (a) Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Buyer and its permitted successors and assigns (including, without limitation, Triple-A, the Collateral Agent and the Surety) and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any Indemnified Party relating to or resulting from any of the following (excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful


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

misconduct on the part of an Indemnified Party or (ii) recourse (except with respect to payment and performance obligations provided for in this Agreement) for uncollectible Receivables):

               (i) the transfer of any Receivable which was not, as of the date of Purchase, an Eligible Receivable;

               (ii) any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, any Settlement Report or any other information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

               (iii) the failure by the Seller (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement (other than any covenant contained in SECTION 5.04, a breach of which shall constitute an Event of Termination but shall not give rise to indemnification under this SECTION 8.01), or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Receivable, the related Contract, the Related Security or the other Transferred Assets, or the nonconformity of any Receivable, the related Contract, the Related Security or the other Transferred Assets with any such applicable law, rule or regulation;

               (iv) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer an interest in the Transferred Assets, free and clear of any Adverse Claim (including, without limitation, free and clear of any Permitted Encumbrance except in favor of the Buyer or its assignees) whether existing at the time of the Purchase of such Receivable or at any time thereafter;

               (v) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of the Buyer), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Seller with respect to any Contract or Receivables which are, or are purported to be, Transferred Assets, whether at the time of any Purchase or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the Equipment and/or services related thereto or the furnishing or failure to furnish such Equipment and/or services;


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


               (vii) any failure of the Seller, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of ARTICLE VI;

               (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Equipment or any other goods, merchandise and/or services which are the subject of any Receivable or Contract;

               (ix) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with the Transferred Assets;

               (x) the termination, rejection or non-assumption by the Seller of any Contract prior to the original term of such Contract, whether such rejection, early termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable laws (including, without limitation, Section 365 of the Bankruptcy Code);

               (xi) the failure of the Seller and the Obligors under the Contracts to maintain casualty and liability insurance for the Equipment related to the Receivables in an amount at least equal to the Discounted Receivables Balance for all Receivables at such time;

               (xii) the failure of any Lock-Box Bank to remit any funds in the Lock-Box Accounts as required hereunder; and

               (xiii) the commingling of Collections of any Transferred Assets with any other funds of the Seller.

Any amounts subject to the indemnification provisions of this SECTION 8.01 shall be paid by the Seller to the applicable Indemnified Party within two Business Days following the Indemnified Party's demand therefor.

                                   ARTICLE IX
                                  MISCELLANEOUS

          SECTION 9.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Seller, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller and the Buyer (with respect to an amendment) or (ii) the Buyer (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

          SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer and the Collateral Agent. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller. Without limiting the foregoing, the Seller acknowledges that the Buyer shall (i) assign to the Collateral Agent, for the benefit of Triple-A and the Surety, as collateral security for its obligations under the Credit Agreement, all of its rights, remedies, powers and privileges hereunder with respect to Pledged Assets pledged to the Collateral Agent thereunder and (ii) sell to Triple-A all of its right, remedies, powers and privileges hereunder with respect to Purchased Assets (as defined in the Triple-A Purchase Agreement), and that Triple-A and/or the Collateral Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit Agreement and the Triple-A Purchase Agreement. The Seller agrees that the Collateral Agent, as the assignee of the Buyer, or Triple-A, as appropriate, shall, subject to the terms of the Credit Agreement and the Triple-A Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the rights and remedies under SECTIONS 6.01, 6.02, 6.03, 6.04 and 8.01) and the Seller agrees to cooperate fully with the Collateral Agent and/or Triple-A in the exercise of such rights and remedies. Without limiting the foregoing, the Seller hereby acknowledges that the Buyer and Triple-A have agreed pursuant to the Credit Agreement, the Triple-A Purchase Agreement and certain related agreements that, subject to the restrictions set forth therein, the Collateral Agent and certain parties providing credit enhancements and/or liquidity for Triple-A in connection with the Credit Agreement and the Triple-A Purchase

Agreement shall be entitled to exercise the Buyer's rights under this Agreement. The Seller hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise the Buyer's rights under this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to ARTICLE IV and the indemnification and payment provisions of ARTICLE VIII and ARTICLE X shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE BUYER IN THE TRANSFERRED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE SELLER HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE SELLER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE BUYER'S OPTION, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE SELLER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE SELLER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE SELLER AND THE BUYER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE SELLER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 9.05 SHALL AFFECT THE RIGHT OF THE BUYER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 9.06. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under ARTICLE VIII hereof, the Seller agrees to pay on demand all reasonable

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


costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer (and the Collateral Agent) with respect thereto and with respect to advising the Buyer (and the Collateral Agent) as to its rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder.

          (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Buyer and its assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement or the Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.08. REFERENCE TO AND EFFECT ON PRIOR PCA. Each of the parties hereto ratifies the sales, conveyances, payments, representations, warranties, covenants and indemnities made by such party in the Prior PCA and agrees that such agreement is, as of the date hereof, in full force and effect. From and after the effectiveness of the initial Receivables Purchase under this Agreement in accordance with Section 3.01, (i) the terms and provisions of this Agreement shall amend and supersede the terms and provisions of the Prior PCA in its entirety, (ii) the continuing rights, remedies and obligations of the parties with respect to any Receivables acquired under the Prior PCA shall be governed by the terms and provisions of this Agreement to the same extent as if such Receivables had been conveyed under this Agreement, and (iii) all references in any other Facility Documents to the Prior PCA or Appendix A thereto shall mean and be a reference to this Agreement and Appendix A hereto. It is expressly understood and agreed that the execution and delivery of this Agreement is not intended to be, and shall not be construed as, a novation of the Prior PCA nor of any liens granted or indebtedness incurred thereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER/SERVICER:                    HPSC, INC.


                                    By:________________________________
                                       Name:  Rene LeFebvre
                                       Title:  Vice President and
                                               Chief Financial Officer


                                    By:________________________________
                                       Name:  John Everets, Jr.
                                       Title:  Chairman and Chief Executive
                                               Officer

                                       Address:   Sixty State Street
                                                  35th Floor
                                                  Boston, MA  02109-1803
                                                  Attn: Vice President, Finance


BUYER:                              HPSC BRAVO FUNDING CORP.


                                    By:________________________________
                                       Name:  John Everets, Jr.
                                       Title:  President

                                       Address:   Sixty State Street
                                                  35th Floor
                                                  Boston, MA  02109-1803
                                                  Attn: President




   Signature Page to Amended and Restated Purchase and Contribution Agreement